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                         [Letterhead of Cahill Gordon & Reindel]

                                    October 15, 1997

             Prudential Securities Incorporated
             One Seaport Plaza
             New York, New York  10292

                            Re:  National Municipal Trust,
                                 Series 192



             Gentlemen:

                       We have acted as special counsel for you as Depositor
             of the National Municipal Trust, Series 192 (the "Trust"), in connection with the issuance under the Trust Indenture and Agreement, dated September 6, 1989, as amended, and related Reference Trust Agreement, dated October 15, 1997 (such Trust Indenture and Agreement and Reference Trust Agreement collec-tively referred to as the "Indenture"), among you, as Deposi-tor, The Chase Manhattan Bank, as Trustee, and Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., as Evaluator, of units of fractional undivided interest in said Trust (the "Units") comprising the Units of Series 192. In rendering our opinion expressed below, we have relied in part upon the opinions and representations of your officers and upon opinions of counsel to Prudential Securities Incorporated.

                       Based upon the foregoing, we advise you that, in our
             opinion, when the Indenture has been duly executed and deliv-ered on behalf of the Depositor, the Evaluator and the Trustee and when the certificate evidencing the Units has been duly

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             executed and delivered by the Depositor and the Trustee in ac-
             cordance with the Indenture, the Units will be legally issued, fully paid and nonassessable by the Trust, and will constitute valid and binding obligations of the Trust and the Depositor in accordance with their terms, except that enforceability of cer-tain provisions thereof may be limited by applicable bank-ruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors generally and by general equitable principles.

                       We hereby consent to the filing of this opinion as an
             exhibit to the Registration Statement (File No. 333-32405) re-lating to the Units referred to above and to the use of our name and to the reference to our firm in said Registration

             Statement and the related Prospectus.

                                           Very truly yours,

                                           Cahill Gordon & Reindel